Exhibit 10.1

No. CLSH2024-APN9

AMENDED CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR ANY APPLICABLE STATE (“BLUE SKY LAWS”) OR FOREIGN SECURITIES LAWS AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS PROVIDED BY RULE 506(b) OF REGULATION D AND/OR SECTION 4(a)(2) UNDER THE SECURITIES ACT AND OUTSIDE THE UNITED STATES PURSUANT TO OTHER APPLICABLE REGULATIONS UNDER THE SECURITIES ACT. ANY SALE, PLEDGE, ENCUMBRANCE OR OTHER TRANSFER (ANY, A “TRANSFER”) OF ALL OR ANY PORTION OF SUCH SECURITIES WILL BE INVALID UNLESS SUBJECT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND AS REQUIRED BY APPLICABLE BLUE SKY AND/OR FOREIGN LAWS AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (B) IT IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT AND THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT.

$2,600,000	September 18, 2024

WHEREAS, on August 28, 2024 CLS Holdings USA Inc., a Nevada Corporation (“Maker” or “CLS”) and FK Legacy Trust (“Purchaser”) entered into a Convertible Promissory Note CLSH-2024-PN9 (“Original Promissory Note”) whereby Purchaser agreed to loan Maker $2.6 million and then to convert the debt to shares in CLS at the rate of $0.0387 per share (3.87 cents per share).

WHEREAS, on August 28, 2024 Purchaser loaned Maker $2.6 million and on August 30, 2024 Purchaser, per the terms of the Original Promissory Note, converted the $2.6 million of debt into 67,183,463 shares of CLS in full satisfaction of the Original Promissory Note.

WHEREAS, notwithstanding the terms of the Original Promissory Note, the Parties intention was to convert only $2.2 million of debt to equity and to retain $400,000 of the obligation as a debt of CLS payable at 12% interest per annum over the course of a year.

WHEREAS, the Purchaser, consistent with this original intent, has since cancelled 10,335,918 of the 67,183,463 shares originally given to it in satisfaction of the Original Promissory Note, and now holds 56,847,545 shares from the August 30, 2024 conversion of debt to equity. In lieu of the cancelled shares, Maker currently owes Purchaser $400,000 of the originally $2.6 million loaned.

WHEREAS, this Amended Convertible Promissory Note is intended to restate and revise the terms of the Original Promissory Note to accurately reflect the Agreement between the Maker and the Purchaser.

For Value Received, CLS Holdings USA, Inc, a Nevada corporation with its principal address at 516 S. 4th Street, Las Vegas, Nevada 89101 (“Maker”), under the terms of this Amended Convertible Note (“Note”), promises to pay to the order of FK Legacy Trust (“Purchaser”), the principal amount of $2,200,000 (the “Principal Amount"), in Maker’s stock as set forth below, on or before August 30, 2024 and $400,000 (the “Principal Amount”) together with interest on the Principal Amount of 12% per annum (“Principal and Interest Amount”) on or before August 28, 2025 (the “Maturity Date”) as set forth below.

Interest payable on the Principal Amount shall accrue at a rate of twelve percent (12%) calculated on the basis of a 360-day year (“Interest”).

1.          Payment. Maker shall make payment to the Purchaser as follows: (1) On or before August 30, 2024, issue to Purchaser 56,847,545 in unregistered shares of CLS Holdings USA Inc. at a per-share-price of $0.0387 (3.87 cents per share) in satisfaction of $2.2 million of this debt; (2) pay the remaining $400,000 owed by Maker to Purchaser in 11 equal interest-only payments of $4,000 per-month and a payment of principal and interest on the Maturity Date in the amount of $404,000. Payments shall commence on September 28, 2024 and continue on the 28th day of each month thereafter for a total of 12 months ending on the Maturity Date.

2.          Default. With respect to the Note, the following is an “Event of Default”: Default of Maker in the payment of any of the amounts owed under the Note when due.

3.          Unsecured. This Note is an unsecured obligation of Maker.

4.          Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt or if mailed by registered or certified mail, postage prepaid, at the address of Maker or Purchaser. Any Party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been received when personally delivered or faxed, or five business days after being deposited in the mail in the manner set forth above.

5.         WAIVER OF RIGHT TO TRIAL BY JURY. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

6.         Governing Law; Jurisdiction. Maker and Purchaser each hereby submits to personal jurisdiction in the State of Nevada, consents to the exclusive jurisdiction of any competent state or federal district court sitting in Clark County, Nevada, and waives any and all rights to raise lack of personal jurisdiction as a defense in any action, suit, or proceeding in connection with this Note or any related matter. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada, without reference to conflicts of law provisions of such state. Exclusive venue for any legal proceedings brought in connection with, or relating to, this Note shall be in Clark County, Nevada.

7.         Successors. The provisions of this Note shall inure to the benefit of and be binding on any permitted successor of Purchaser.

This Note is executed in the State of Nevada as of the date first set forth above.

CLS Holdings, USA, Inc.,

a Nevada corporation

By: /s/ Andrew Glashow

Andrew Glashow

CEO and Chairman

Agreed to and accepted:

By: /s/ Frank Koretsky

Frank Koretsky

Trustee of FK Legacy Trust